UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of earliest event reported) Date of Report: March 5, 2007
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 5, 2007, McAfee, Inc. (“McAfee”) entered into an offer letter agreement (the “Letter Agreement”) with David DeWalt pursuant to which Mr. DeWalt will become the president and chief executive officer of McAfee. Mr. DeWalt will commence his employment with McAfee on or prior to April 2, 2007. The Letter Agreement provides for the following compensation and related benefits to Mr. DeWalt during his employment with McAfee:
•	An annual base salary of $900,000.

•	Eligibility for a target annual bonus of $1,000,000, providing however, that Mr. DeWalt’s annual bonus for fiscal 2007 will be no less than $600,000.

•	Participation in all company-sponsored employee benefit programs applicable to other senior executives.

•	Reimbursement of reasonable expenses relating to the following: (i) the transaction costs incurred relating to the purchase of a residence in the Dallas-Fort Worth area; (ii) the transaction costs relating to the sale of real estate properties in California up to a maximum of $300,000; (iii) the costs associated with moving to the Dallas-Fort Worth area, and (iv) the costs associated with trips to the Dallas-Fort Worth area to secure housing in the Dallas-Fort Worth area. In addition, for a period, not to exceed six months, until Mr. DeWalt has secured housing the Dallas-Fort Worth area, McAfee will also reimburse for: (i) reasonable temporary housing costs in the Dallas-Fort Worth area, and (ii) reasonable expenses for weekly round-trip airfare to California.

•	McAfee will grant Mr. DeWalt an option to purchase 500,000 shares of McAfee common stock (the “Option”). The exercise price of the Option will equal 100% of the fair market value of the McAfee common stock on the date of grant. The Option will be scheduled to vest as follows: 25% of the shares subject to the Option will vest on the first anniversary of the grant and 1/48 of the shares originally subject to the Option will be scheduled to vest monthly thereafter assuming continued service with McAfee on each scheduled vesting date, so as to be 100% vested on the fourth anniversary of the grant date. The Option grant will be contingent on execution of McAfee’s standard stock option agreement and will be subject to the terms and conditions of the 1997 Stock Incentive Plan (the “Plan”).

•	Additionally, McAfee has agreed to grant Mr. DeWalt certain stock units, as follows:
•	Within one (1) week after such time as McAfee’s Form S-8 registration statement covering shares issuable under the Plan becomes effective, McAfee has agreed to grant Mr. DeWalt 125,000 stock units (the “First Stock Unit Grant”). The First Stock Unit Grant will be scheduled to vest as follows: (i) one-third of the stock units will vest on the first anniversary of the employment commencement date; (ii) one-third of the stock units will vest on the second anniversary of the employment commencement date, and (iii) one-third of the stock units will vest on the third anniversary of the employment commencement date, assuming continued service with McAfee through each scheduled vesting date. The First Stock Unit Grant will be contingent on execution of McAfee’s standard stock unit agreement and will be subject to the terms and conditions of the Plan.
•	Within one (1) week after the effective date of the S-8 as described above, McAfee has agreed to grant Mr. DeWalt an additional 125,000 stock units (the “Second Stock Unit Grant”). The Second Stock Unit Grant will vest as follows: (i) one-third of the stock units will vest two business days following McAfee’s public disclosure of earnings relating to the quarter ending in the first anniversary of the employment commencement date; (ii) one-third of the stock units will vest two business days following McAfee’s public disclosure of earnings relating to the quarter ending in the second anniversary of the employment commencement date; and, (iii) one-third of the stock units will vest two business days following McAfee’s public disclosure of earnings relating to the quarter ending in the third anniversary of the employment commencement date, assuming continued service with McAfee through each scheduled vesting date, and subject, in each case, to McAfee meeting specific pro forma earnings per share and other milestones, with the specific pro forma earnings per share and other milestones to be determined by the compensation committee of the board of directors (following consultation with Mr. DeWalt). To the extent the Second Stock Unit Grant does not vest, it shall be forfeited. The Second Stock Unit Grant will be contingent on execution of McAfee’s standard stock unit agreement and will be subject to the terms and conditions of the Plan.
•	Mr. DeWalt will be eligible to receive additional equity grants on an annual basis consistent with McAfee’s normal compensation practices.

•	If Mr. DeWalt’s employment is terminated by McAfee without “cause” or if he resigns for “good reason,” then subject to execution of a release of claims, he will receive, less applicable tax withholdings: (i) a lump sum payment equal to his base salary; (ii) a lump sum payment equal to the current year’s target bonus; (iii) accelerated vesting on the next unvested tranche of the First Stock Unit Grant; and (iv) reimbursement for premiums paid for continued health benefits for him and his covered dependents under McAfee’s health plans for twelve (12) months, payable when such premiums are due.

•	If Mr. DeWalt’s employment is terminated by McAfee without “cause” or if he resigns for “good reason,” and such termination occurs within twelve (12) months following a “change of control” involving McAfee, then subject to execution of a release, he will receive, less applicable tax withholdings: (i) a lump sum payment equal to his base salary; (ii) a lump sum payment equal to the current year’s target bonus; (iii) accelerated vesting on the Option equal to the greater of (A) twelve (12) months accelerated vesting, or (B) 50% of the then unvested shares accelerated vesting, and (iv) reimbursement for premiums paid for continued health benefits for him and his covered dependents under McAfee’s health plans for twelve (12) months, payable when such premiums are due.

•	The receipt of any severance or other benefits pursuant to the Letter Agreement will be subject to Mr. DeWalt agreeing that during his employment term and for a period of eighteen (18) months following the termination of employment, he will not: (i) solicit any employee or consultant of the company for employment other than at the company, or (ii) directly or indirectly engage in, have any ownership interest in or participate in any entity that as of the date of termination, competes with the company in any substantial business of the company or any business reasonably expected to become a substantial business of the company.

•	McAfee has agreed to enter into its standard, written indemnification agreement for officers and directors with Mr. DeWalt.
     In addition, as of his employment commencement date, Mr. DeWalt will be appointed to the McAfee board of directors and he will be re-nominated when his term expires so long as he remains a McAfee employee. Upon any termination of Mr. DeWalt’s employment with McAfee, he will be deemed to have voluntarily resigned from the board of directors unless otherwise requested by the board of directors.
     Under the Letter Agreement, Mr. DeWalt’s employment with McAfee is at-will.
     The foregoing description of the Letter Agreement is qualified in its entirety by the terms of such Letter Agreement, which is filed as Exhibit 10.1 to and incorporated by reference in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1	Offer Letter Agreement by and between McAfee and David DeWalt, dated March 5, 2007.
99.1	Press release dated March 5, 2007 announcing the hiring of David DeWalt.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: March 8, 2007	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer